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                                                               EXHIBIT 10.29

                                 - Nestle S.A. -

                                                          Board of Directors
                                                          Dreyer's Grand Ice
                                                          Cream Holdings, Inc.
                                                          5929 College Avenue
                                                          Oakland, CA 94618
                                                          U.S.A.

                                                          Vevey, 11th June 2003

Dear Sirs and Madam,

              NESTLE S.A. - DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                 BRIDGE LOAN FACILITY FOR UP TO USD 400 MILLION

We refer to the previous discussions between your representatives and ours and agree to provide you a loan pursuant to the terms and conditions set out below :

BORROWER                          :     Dreyer's Grand Ice Cream Holdings, Inc.

LENDER                            :     Nestle S.A., or any direct or indirect
                                        subsidiary of Nestle S.A. as may from
                                        time to time be designated by Nestle
                                        S.A.

PURPOSE                           :     General corporate purposes

AMOUNT OF THE LOAN                :     Up to a maximum of USD 400'000'000.-
                                        (four hundred million U.S. dollars) (the
                                        "Loan")

PAYMENT DATE                      :     The closing date of the merger
                                        and contribution transactions upon
                                        which, among other things, Dreyer's
                                        Grand Ice Cream, Inc. and Nestle Ice
                                        Cream Company, LLC will become
                                        wholly-owned subsidiaries of the
                                        Borrower.

DRAWDOWNS                         :     The Borrower may make drawdowns each of
                                        an amount of a minimum of USD 5 mio., or any multiples of USD 5 mio., provided that each draw down, added to the already effected and not repaid drawdowns, do not exceed in the aggregate the Amount of the Loan as defined above, once a month, on the Nestle Netting value date listed as "Settlement Date" in Annex 1 to this
                                        Agreement.

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                                        Annex 1 will be completed for 2005 at a
                                        later date. The Borrower shall give 15
                                        days prior notice to the Lender for
                                        drawdowns of up to USD 50'000'000 (fifty million US dollars), and 30 days prior notice for drawdowns of higher amounts. Amounts drawn and repaid may be reborrowed in accordance with the terms hereof.

                                        Each drawdown is conditional upon there
                                        having been, at the date of each
                                        drawdown, no material adverse change in
                                        the financial condition of the Borrower
                                        which may have an effect on its ability
                                        to repay any amounts drawn down (which
                                        have not been repaid) and accrued
                                        interest thereon outstanding at that
                                        time.

TERM                              :     Twelve months. At the option of the
                                        Borrower, and upon not less than thirty
                                        (30) days prior notice to the Lender,
                                        the Loan may be extended for additional
                                        periods not to exceed 12 months,
                                        provided however that the Loan may not
                                        be extended beyond December 31, 2005;
                                        and provided that, at the date of the
                                        extension request, no material adverse
                                        change exists in the financial condition of the Borrower which may have an effect on its ability to repay the Loan.

LOAN REPAYMENT                    :     Subject to any provision to the contrary
                                        in these terms and conditions, the
                                        principal amount of the Loan may be
                                        repaid, in full or in part, on a
                                        Settlement Date and upon 15 days prior
                                        notice to the Lender but in any event no later than at the date of expiration of the Term of the Loan. The Lender will communicate in due time to the Borrower all information necessary to effectuate the repayment.

INTEREST RATE                     :     The Interest rate shall be the 3 month
                                        USD LIBOR rate as published on Reuters
                                        or Bloomberg, applicable on the Payment
                                        date, respectively for each Interest
                                        period following the Payment date,
                                        applicable on the first day of each
                                        Interest period plus Margin (as defined
                                        below).

MARGIN                            :     120 basis points, provided that:

                                        Within 90 days from the Payment date,
                                        the Borrower shall obtain at its own
                                        costs from a mutually acceptable firm an external debt rating appraisal of its borrowing quality for the purpose of reviewing the Margin applicable to subsequent Interest periods. Based upon such rating, the parties will reevaluate the Margin and the Borrower agrees that the Margin shall be reset to a market rate that shall reflect such rating.

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INTEREST CALCULATION              :     The number of elapsed days divided by
                                        360.

INTEREST PERIOD                   :     Three (3) months, Nestle Netting value
                                        date to Nestle Netting value date. The
                                        first Interest period will commence on
                                        the date hereof and terminate on the
                                        Nestle Netting value date occurring
                                        three months thereafter. All succeeding
                                        Interest periods will commence and
                                        terminate on a Nestle Netting value
                                        date. The last Interest period will be
                                        adapted according to the loan repayment
                                        value date.

PAYMENT OF INTEREST               :     Interest shall be paid on the last day
                                        of each Interest period, via the Nestle
                                        Netting. Should the Borrower fail to pay any accrued but unpaid Interest on the due date, the Lender shall have the right, at its sole discretion, either to
                                        (i) immediately terminate the Loan and
                                        seek immediate and full repayment of the principal and all due Interest, or to
                                        (ii) to give notice to Borrower to pay
                                        the due interest amounts by a certain
                                        date, failing which this Loan shall
                                        automatically be terminated and the
                                        principal and any accrued interests
                                        shall be repaid forthwith to the Lender.
                                        An interest rate of 5% per annum shall
                                        apply to all late Interest payments.

TAXES                             :     All payments in respect of the Loan
                                        hereunder shall be made free and clear
                                        of and without any deduction or
                                        withholding for or on account of any
                                        present or future taxes, levies,
                                        imposts, duties or charges of any
                                        nature.

BORROWER'S PAYMENT OBLIGATION     :     Borrower promises to pay principal,
                                        interest and other amounts properly due
                                        hereunder as reflected on the books and
                                        records of the Lender and incorporated
                                        herein by reference.

EVENTS OF DEFAULT                 :     The occurrence of any of the following
                                        shall constitute an Event of Default:

                                        (a)  Failure to pay any principal amount
                                             due hereunder within five business
                                             days after the date due.

                                        (b)  An Event of Default under the
                                             Dreyer's Grand Ice Cream, Inc.
                                             Credit Agreement dated July 25,
                                             2000, as amended, pursuant to which
                                             the lenders thereto have made a
                                             demand for the immediate payment of
                                             principal due thereunder.

REMEDIES                          :     Upon the occurrence of an Event of
                                        Default or a default of Borrower's
                                        obligations set forth in Payment of
                                        Interest, Lender may declare Borrower's
                                        Payment Obligation immediately due and
                                        payable.

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BORROWER'S WARRANTIES AND
REPRESENTATIONS                   :     The Borrower represents and warrants
                                        that:

                                        (a) it is validly constituted under the
                                        laws of Delaware (USA),

                                        (b) it has sufficient authority to enter into this Loan agreement and execute, perform and deliver its obligations hereunder,

                                        (c) its obligations under this Loan
                                        agreement do not in any way conflict,
                                        with other contracts it may be a party
                                        to or obligations it may have towards
                                        third parties, and

                                        (d) this Loan agreement constitutes the
                                        valid and binding obligations of
                                        Borrower, enforceable against Borrower
                                        in accordance with its terms.

ASSIGNMENT                        :     The Lender may at any time and at its
                                        sole discretion assign this Loan to any
                                        of its direct or indirect subsidiaries.
                                        The Borrower may not assign or transfer
                                        this Loan to any other party without the Lender's prior written consent.

INDEMNITY                         :     The Borrower agrees to indemnify the
                                        Lender and hold the Lender harmless in
                                        the event the Borrower is in breach of
                                        any of its obligations arising under
                                        this Loan agreement or of any warranty
                                        or representation hereunder.

                                        In addition, Borrower agrees to pay all
                                        costs and expenses, including reasonable attorneys' fees, incurred in connection with the preparation, administration and execution of this Loan.

PROPER LAW                        :     This Loan shall be governed by and be
                                        construed in accordance with the laws of Switzerland, in particular articles 312 to 318 of the Swiss Code of Obligations.

ARBITRATION                       :     Any suit, action or proceedings arising
                                        out of or in connection with the present agreement will be submitted to arbitration. Such arbitration shall be conducted by a single arbitrator appointed in accordance with the Rules of Arbitration of the International
                                        Chamber of Commerce (the "ICC"). The
                                        Rules of Arbitration of the ICC shall
                                        apply to any arbitration arising from a
                                        reference by either party under this
                                        Agreement. The law to be applied to the
                                        conduct of the arbitration and to the
                                        merits of the dispute by the arbitrator
                                        in such arbitration shall be the laws of Switzerland. The hearing of any such arbitration and the pronouncement of any consequent award shall be at either
                                        Geneva, Switzerland, or San Francisco,
                                        California, as selected by the
                                        arbitrator. Any award rendered in
                                        connection with such arbitration shall
                                        be final and binding upon the parties,
                                        shall be payable in U.S.

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                                        Dollars free of any tax or any deduction
                                        and judgment upon such award may be
                                        entered and enforced by any court having jurisdiction over the party against whom enforcement is sought.

NOTICES: Notice for any action or proceedings arising out of or in connection with this Loan shall be given to the respective parties as set forth below:
                                        If to the Lender:

                                         Nestle S.A.
                                         55 avenue Nestle
                                         CH-1800 Vevey
                                         Switzerland
                                         Attn: Philippe Blondiaux, Vice
                                         President and
                                         Group Treasurer

                                         With a copy to : Michele Burger,
                                         Assistant Vice President and General
                                         Counsel Corporate

                                        If to the Borrower:

                                         Dreyer's Grand Ice Cream Holdings, Inc.
                                         5929 College Avenue
                                         Oakland, CA 94618
                                         USA
                                         Attn: Alberto Romaneschi, Executive
                                         Vice President and Chief Financial
                                         Officer

                                         With copies to: Mark LeHocky, Vice
                                         President and General Counsel
                                         William Collett, Treasurer

Please confirm that you have agreed to the above terms by signing and returning to us the attached duplicate of this letter.

                                                      Yours sincerely,
                                                      /S/ Phillippe Blondiaux
                                                      Phillippe Blondiaux
                                                      VP and Group Treasurer

                                                         NESTLE S.A.

Read and agreed:

DREYER'S GRAND ICE CREAM HOLDINGS, INC.

/S/ Timothy F. Kahn

By: Timothy F. Kahn, Chief Operating Officer

Date and place :    June 2003
                    Oakland, California 94618   USA